Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-184561-01, 333-184562-01, 333-180781, and 333-173185) and Registration Statements on Form S-8 (Nos. 333-185440, 333-177004, 333-160527, 333-155441, and 333-148299) of SandRidge Energy, Inc., of our report dated March 1, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
March 1, 2013